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                                                                   Exhibit 10.16
                                                                   ------------

                    [AMENDED AND RESTATED PROMISSORY NOTE]
                       (Equipment Line of Credit Loans)

$2,000,000                                   Shelton, Connecticut
                                             July 16, 1998 (originally
                                             dated December 31, 1996)


          For value received, the undersigned TRANSWITCH CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to SILICON VALLEY BANK (the "Bank") at the office of the Bank located at 3003 Tasman Drive, Santa Clara, California 95054, or to its order, the lesser of (i) Two Million Dollars ($2,000,000.) or (ii) the principal outstanding hereunder as of July 15, 1999, in forty-eight (48) equal monthly installments payable on the fifteenth day of each month, commencing August 15, 1999 and ending on July 15, 2003 (the "Maturity Date"), together with interest on the principal amount hereof from time to time outstanding at a fluctuating rate per annum equal to the Prime Rate (as defined below) until the Maturity Date, payable monthly in arrears on the fifteenth (15th) day of each calendar month occurring after the date hereof and on the Maturity Date. The Borrower promises to pay on demand interest at a per annum rate of interest equal to the Prime Rate plus five percent (5%) on any overdue principal (and to the extent permitted by law, overdue interest). The Bank's "Prime Rate" is the per annum rate of interest from time to time announced and made effective by the Bank as its Prime Rate (which rate may or may not be the lowest rate available from the Bank at any given time).

          Computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

          This promissory note amends and restates the terms and conditions of the obligations of the Borrower under the Promissory Note (Equipment Line of Credit Loans) dated December 31, 1996 (the "Original Note"), by the Borrower to the Bank, as amended from time to time. Nothing contained in this promissory note shall be deemed to create or represent the issuance of new indebtedness or the exchange by the Borrower of the Original Note for a new promissory note. This promissory note is the Equipment Note referred to in the Sixth Loan Modification Agreement of even date herewith, which amends the Commitment Letter dated as of July 1, 1993, between the Bank and the Borrower, as amended by letter amendments dated as of September 1, 1994 and March 21, 1995, and as further amended by loan modification agreements dated as of April 8, 1994, April 19, 1995, January 5, 1996, December 31, 1996 and July 11, 1997, together with all related schedules, as the same may be further amended, modified or supplemented from time to time (the "Commitment Letter"), and is entitled to the benefits of the Commitment Letter and of the other Loan Documents referred to therein, and is subject to optional and mandatory prepayment as provided therein.

          Upon the occurrence of any Event of Default under, and as defined in, the Commitment Letter, the principal amount then outstanding of, and the accrued interest on, the advances under this promissory note, and all other amounts payable under this promissory note shall, at the option of the Bank become immediately due and payable, without notice (including, without
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limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

          The Bank shall keep a record of the amount and the date of the making of each advance pursuant to the Commitment Letter and each payment of principal with respect thereto by maintaining a computerized record of such information and printouts of such computerized record, which endorsement or computerized record, and the printouts thereof, shall constitute prima facie evidence of the
                                                    ----- -----
accuracy of the information so endorsed.

          The undersigned agrees to pay all reasonable costs and expenses of the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this promissory note and the other Loan Documents and the preservation of their respective rights hereunder and thereunder.

          No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this promissory note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this promissory note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

          THIS PROMISSORY NOTE SHALL BE DEEMED DELIVERED TO THE BANK AND ACCEPTED BY THE BANK IN THE STATE OF CALIFORNIA.

          THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS PROMISSORY NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE COMMITMENT LETTER), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          BY ITS EXECUTION AND DELIVERY OF THIS PROMISSORY NOTE, THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS (OR IF FOR ANY REASON ACCESS TO SUCH COURTS IS DENIED TO THE BANK, THEN IN THE STATE OF CALIFORNIA) IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS PROMISSORY NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT
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OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL
JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

          ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND THIS PROMISSORY NOTE SHALL BE DEEMED TO BE UNDER SEAL.

                              TRANSWITCH CORPORATION


                              By: /s/ Michael F. Stauff
                                  ----------------------------------
                                  Michael F. Stauff, SVP & Treasurer